      As filed with the Securities and Exchange Commission on June 22, 1999
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               MEDIA METRIX, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                   11-3374729
            (State or other juris-                     (I.R.S. Employer
            diction of incorporation                   Identification
            or organization)                           Number)

                               35 EAST 21ST STREET
                            NEW YORK, NEW YORK 10010
                                 (212) 460-7980
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                      MEDIA METRIX, INC. STOCK OPTION PLAN
                  MEDIA METRIX, INC. 1998 EQUITY INCENTIVE PLAN
         AMENDED AND RESTATED STOCK OPTION AGREEMENT WITH MARY ANN PACKO
          AMENDED AND RESTATED STOCK OPTION AGREEMENT WITH STEVE COFFEY

                            (full title of the plans)

                                   -----------
                                   TOD JOHNSON
                               MEDIA METRIX, INC.
                               35 EAST 21ST STREET
                            NEW YORK, NEW YORK 10010
                                 (212) 460-7980

       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   -----------

     Copies of all communications, including all communications sent to the agent for service, should be sent to:

                             RICHARD H. GILDEN, ESQ.
                             STEVEN I. SUZZAN, ESQ.
                           FULBRIGHT & JAWORSKI L.L.P.
                                666 FIFTH AVENUE
                            NEW YORK, NEW YORK 10103
                                 (212) 318-3000

                                   -----------

                         CALCULATION OF REGISTRATION FEE

============================================================================================================================
   TITLE OF SECURITIES                              PROPOSED MAXIMUM OFFERING  PROPOSED MAXIMUM AGGREGATE     AMOUNT OF
     TO BE REGISTERED     AMOUNT TO BE REGISTERED      PRICE PER UNIT (1)          OFFERING PRICE (1)      REGISTRATION FEE
============================================================================================================================
COMMON STOCK $.01 PAR value
PER SHARE.............       1,970,610 SHARES                $37.94                  $74,760,016.88              $20,784
============================================================================================================================

(1) THE PRICE IS ESTIMATED IN ACCORDANCE WITH RULE 457(H)(1) UNDER THE SECURITIES ACT OF 1933, AS AMENDED, SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE, BASED ON THE AVERAGE OF THE HIGH AND LOW PRICES OF THE COMMON STOCK AS REPORTED ON THE NASDAQ NATIONAL MARKET ON JUNE 18, 1999.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by Media Metrix, Inc. (the "Company") are incorporated herein by reference:

     (a) The Company's prospectus dated May 7, 1999 containing audited financial statements for the fiscal year ended December 31, 1998 and unaudited financial statements for the fiscal quarter ended March 31, 1999.

     (b) The description of the Company's Common Stock contained in Item 1 of the Company's Registration Statement on Form 8-A dated May 3, 1999.

     In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

      Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

      Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 145 of the General Corporation Law of the State of Delaware permits indemnification of directors, officers and employees of a corporation under certain conditions and subject to certain limitations. The Certificate of Incorporation and By-laws of the Company provide that the Company shall indemnify its directors and officers to the fullest extent permitted by the Delaware Law, including those circumstances in which indemnification would otherwise be discretionary, subject to certain exceptions. The By-laws also provide that the Company shall advance expenses to directors and officers incurred in connection with an action or proceeding as to which they may be entitled to indemnification, subject to certain exceptions. In addition, the Company has entered into Indemnity Agreements with its directors and officers providing for the maximum indemnification allowed by Section 145.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

      Not Applicable.

ITEM 8. EXHIBITS

      4(a)* Amended and Restated Certificate of Incorporation of Media Metrix,
            Inc.

      (b)*  Amended and Restated Bylaws of Media Metrix, Inc.

      (c)*  Media Metrix, Inc. Stock Option Plan

      (d)*  Media Metrix, Inc. 1998 Equity Incentive Plan

      (e) Amended and Restated Stock Option Agreement with Mary Ann Packo dated October 2, 1998

      (f) Amended and Restated Stock Option Agreement with Steve Coffey dated October 2, 1998

      5     Opinion of Fulbright & Jaworski L.L.P.

      23(a) Consent of Ernst & Young LLP

      (b)   Consent of PricewaterhouseCoopers LLP

      (c)   Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5)

      24    Power of Attorney (included in signature page)


* Incorporated by reference to Media Metrix, Inc.'s Registration Statement on Form S-1 (File No. 333-72883), as amended.

ITEM 9.     UNDERTAKINGS

      (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnifica tion by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 18, 1999.

                                                   MEDIA METRIX, INC.


                                                   By: /s/ TOD JOHNSON
                                                      -----------------------
                                                      Tod Johnson
                                                      Chief Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints TOD JOHNSON and THOMAS A. LYNCH, or either of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratif ying and confirming all that said attorney-in-fact and agent or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

            SIGNATURE             TITLE                                DATE


         /s/ TOD JOHNSON          Chief Executive Officer          June 18, 1999
--------------------------------  and Chairman of the Board
          Tod Johnson             (Principal Executive Officer)


       /s/ THOMAS A. LYNCH        Chief Financial Officer,         June 18, 1999
--------------------------------  Secretary and Treasurer
          Thomas A. Lynch         (Principal Financial and
                                  Accounting Officer)


       /s/ JEFFREY C. LEVY        Vice Chairman and Director       June 18, 1999
--------------------------------
        Jeffrey C. Levy


      /s/ MICHAEL C. BROOKS       Director                         June 18, 1999
--------------------------------
        Michael C. Brooks


      /s/ WILLIAM W. HELMAN       Director                         June 18, 1999
--------------------------------
       William W. Helman


          /s/ STIG KRY            Director                         June 18, 1999
--------------------------------
           Stig Kry


       /s/ JAMES MORTENSEN        Director                         June 18, 1999
--------------------------------
        James Mortensen